UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2016

WALKER INNOVATION INC.

(Exact name of registrant as specified in charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two High Ridge Park

Stamford, CT 06905

(Address Of Principal Executive Offices) (Zip Code)

(203) 461-7200

(Registrant’s Telephone Number, Including Area Code)

_____________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 19, 2016, Walker Innovation Inc. (the “Company”) entered into a Revolving Note Agreement (the “Liquidity Facility”) with its controlling shareholder, Walker Digital, LLC (“Walker Digital”) pursuant to which Walker Digital has committed to provide debt financing of up to $200,000 per month to the Company at any time the Company has available cash of less then $2.0 million, subject to Walker Digital having such available working capital (which it has undertaken to maintain at not less than the lesser of $750,000 or the unborrowed amount of the Liquidity Facility during the term of the Liquidity Facility) and an aggregate limit of $1.5 million. The Company’s obligations under the Liquidity Facility are secured by a Pledge Agreement (the “Pledge Agreement”) granting Walker Digital a security interest in 20% of a warrant held by the Company and exercisable to purchase limited liability company interests in Upside Commerce Group, LLC, a company affiliated with Walker Digital, at an exercise price of $0.06 per Class A common share.  In addition, payment of outstanding principal and accrued interest on the Liquidity Facility will, at Walker Digital’s election, automatically become immediately due and payable upon an Event of Default, as defined in the Liquidity Facility, and the proceeds of certain asset sales must also be applied to the payment of outstanding principal and accrued interest.

The foregoing descriptions of the Liquidity Facility and the Pledge Agreement are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated by reference herein.

Item 8.01	Other Events.

As more fully described in the Annual Report on Form 10-K filed by Walker Innovation Inc. (the “Company”) with the Securities and Exchange Commission on March 15, 2016, on April 8, 2014, the Company’s wholly-owned subsidiary Inventor Holdings, LLC (“IH LLC”) filed suit alleging infringement by Bed Bath & Beyond Inc. (“Bed Bath”) of one or more claims of U.S. Patent 6,381,582 in the United States District Court for the District of Delaware, Docket 14-448 and seeking damages for past, present and future infringement. On August 21, 2015, the District Court granted a Motion for Judgment on the Pleadings by Bed Bath, finding US Patent No. 6,381,582 invalid under 35 U.S.C. Section 101. IH LLC subsequently filed an appeal with the Federal Circuit challenging the District Court’s Section 101 ruling. On April 7, 2016, the Federal Circuit affirmed the District Court’s ruling invalidating the patent and Bed Bath indicated it intended to seek costs for both the District Court and Federal Circuit proceedings from IH LLC. On May 31, 2016, the District Court granted, in part, Bed Bath’s motion for attorney’s fees and related costs, and ordered a recalculation of those amounts, which were approved by the District Court in the amount of $953,000 on July 14, 2016. The Company is evaluating its options in this regard, including further appeal or a negotiated settlement with Bed Bath. No assurance can be given that it will not be required to pay such counsel fees and related costs in the full amount approved by the District Court or the timing of any such payment.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Revolving Promissory Note between Walker Innovation Inc. and Walker Digital, LLC, dated as of July 19, 2016
10.1	Pledge Agreement between and among Walker Innovation Inc. and Walker Digital, LLC dated as of July 19, 2016 and acknowledged by Jay S. Walker and Upside Commerce Group, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 20, 2016

WALKER INNOVATION INC.

By:	/s/ Jonathan Ellenthal
Name: Jonathan Ellenthal Title: Vice Chairman and CEO

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